INDEPENDENT CONTRACTOR CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is entered into effective as of January 1, 2002 (the "Effective Date") by and between Daniel Josipovich Sr., an individual ("Consultant") and THE BLUEBOOK INTERNATIONAL, INC., a Nevada corporation (the "Company"), with reference to the following recitals:

A. Bluebook is in the business of researching, developing and selling The Bluebook of Cleaning, Reconstruction and Repair Costs and related software and information systems.

B. Consultant is familiar with the Company's industry and consumer base.

C. The Company desires to engage Consultant for a period of two years, in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant and the Company hereby agree as follows.

1. Services. During the "Term" (as defined in Section 2 below), Consultant will perform projects specific to the research and development of the Bluebook database and software.

2. Term. The term of this Agreement shall begin on the Effective Date and shall automatically renew unless either party terminates this agreement with 90 days advance written notice. During the term of this agreement, consultant shall be allowed to communicate and to conduct research to any party consultant deems necessary for the furtherance and benefit of the database and software. However, upon expiration or other termination of this Agreement, Consultant shall not undertake any further services on behalf of the Company. If the Company terminates this Agreement without cause, then the Company shall pay Consultant the unpaid portion of the contract due pursuant to the term of this agreement.

3. Fee. The Company shall pay to Consultant a fee (the "Fee") of $12,500 per month, not including expenses. Expenses shall be itemized and delivered to company on the first of each month.

4. Confidential Information.

4.1 For purposes of this Agreement, "Inventions" means all discoveries, developments, designs, improvements, inventions, formulas, software programs, processes, techniques, know-how, negative know-how, data, research, techniques, and technical data (whether or not patentable or registrable under patent, copyright or similar statutes and including all rights to obtain, register, perfect, and enforce those proprietary interests) that are related to or useful in the Company's present or future business or result from use of property owned, leased, or contracted for by the Company.

4.2 For purposes of this Agreement, "Proprietary Information" means information (a) that is not generally unavailable to the public, (b) that has been created, discovered, developed, or otherwise become known to the Company or in which property rights have been assigned or otherwise conveyed to the Company, and (c) that has material economic value or potential material economic value to the Company's present or future business. "Proprietary Information" shall include all other discoveries, developments, designs, improvements, inventions, formulas, software programs, processes, techniques, know-how, negative know-how, data, research, techniques, technical data, customer and supplier lists, and any modifications or enhancements of any of the foregoing, and all program, marketing, sales, or other financial or business information disclosed to me by the Company, either directly or indirectly, in writing or orally or by drawings or observation, which has actual or potential economic value to the Company.

4. Unless otherwise allowed by Company, Consultant shall not, at any time, during the Term of this Agreement and for a period of one year after, shall not, in any manner, for any reasons, either directly or indirectly, divulge or communicate to any Company, person, firm or other entity, any Inventions, Proprietary Information or other confidential information concerning any matters not generally known outside of the Company or otherwise made public by the Company which affects or relates to the Company's Business, finances, marketing and/or operations, research, development, inventions, products, designs, plans, procedures, or other data (collectively, "Confidential Information") to any person outside of the Company or as required by applicable law.

4.4 Consultant further agrees that all documents and materials furnished to Consultant by the Company and relating to the Company's business or prospective business, unless otherwise agreed in writing, are and shall remain the exclusive property of the Company. Consultant shall deliver or destroy all such documents and materials not the property of the Consultant upon demand by Company during the term of this agreement.

5. Indemnity. Company agrees to indemnify, defend and hold harmless the Consultant and its "Representatives" (as defined below) for, from and against any and all "Claims" (as defined below) arising from any work product delivered or used by Company before, during and after the term of this agreement. The obligations of this paragraph shall continue in full force and effect after termination of this Agreement. The term "Claims" means and includes any claim, demand, action, cause of action, loss, damage, judgment, award, settlement or compromise, debt, responsibility, liability, obligation, lien, encumbrance, cost or expense, including reasonable attorneys fees, expert witness fees, accounting fees and related costs, incurred by any person or entity or any Representative of such person or entity. The term "Representative" means and includes, with respect to the Company, each shareholder, director, officer, manager, successor-in-interest, predecessor-in-interest, affiliate, employee, agent, attorney or other representative of the Company.

6. Independent Contractor. Each of the parties hereto is an independent contractor, solely responsible for its own business, and no party hereto shall have any power or authority to act for, bind, or commit the other party hereto, nor shall any party hereto be the agent of the other party hereto for any purpose whatsoever. Consultant is not and shall not represent to any person or entity that such Consultant is an officer, director, employee or agent of the Company, or is in any way affiliated with the Company other than that as a founder or shareholder. The parties to this Agreement do not intend that this Agreement create a joint venture, partnership or a franchisee-franchisor, employment, or agency relationship. Nothing in this Agreement shall be construed to create any contract of employment between the Company and Consultant or confer upon Consultant any right to participate in projects or other business of the Company.

7. Survival. Consultant agrees that the provisions of Sections 4 and 5 shall survive expiration or earlier termination of this Agreement for any reasons, whether voluntary or involuntary, with or without cause, and shall remain in full force for a period of one year thereafter unless otherwise terminated without cause.

8. Beneficiaries of Agreement. This Agreement shall inure to the benefit of the Company and any affiliates, successors, assigns, and/or purchasers of the Company or its assets as they now or shall exist only whereas it does not violate consultant's already existing agreements or intellectual rights.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and Consultant and their respective successors, heirs and assigns. Subject to the provisions of this Section, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

10. No Waiver. No failure by the Company to declare a default based on any breach by Employee of any obligation under this Agreement, nor failure by the Company to act quickly with regard thereto, shall be considered to be a waiver of any such obligation.

11. Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties to be charged therewith.

12. Choice Of Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Consultant hereby acknowledges that this Agreement was entered into in Lake Forest, California and is intended to be performed within the State of California. Consultant hereby consents to the personal jurisdiction of the State of California and hereby agrees that any action to enforce any provision of this Agreement shall be brought only in the courts of the State of California unless otherwise unlawful.

13. Entire Agreement. This Agreement embodies the whole agreement between the parties hereto and there are no inducements, promises, terms, conditions, or obligations made or entered into by the Company other than the "Consultants Rights" agreement (see Exhibit A) contained herein.

14. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

15. Headings. The headings contained herein are for the convenience of reference and are not to be used in interpreting this Agreement.

IN WITNESS WHEREOF, the parties hereunto affixed their signatures on the day and the year first written above.

"Consultant/Independent Contractor"	the **"Company"**
	THE BLUEBOOK INTERNATIONAL, INC., a Nevada corporation
Daniel E. Josipovich, an Independent Contractor	By: Mark A. Josipovich, President